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                                                                    EXHIBIT 23.6


        CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED


         We hereby consent to the use of our opinion letter dated December 16, 1997 to the Board of Directors of Oasis Residential, Inc. included as Appendix IV to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Oasis Residential, Inc., with and into Camden Property Trust and to the references to such opinion in such Proxy Statement/Prospectus under the caption "Opinions of Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH, INCORPORATED




Dated: February 5, 1998